Exhibit 99.1

FOR IMMEDIATE RELEASE

OpenLocker Holdings, Inc. Changes Corporate Name to Crisp Momentum Inc.

New York, NY – August 28, 2025 – Crisp Momentum Inc. (OTCID: CRSF) (the “Company”) today announced that it has changed its name from OpenLocker Holdings, Inc. to Crisp Momentum Inc., with an effective date of August 28, 2025.

In connection with the corporate name change, the Company’s Common Stock will begin trading under the new ticker symbol CRSF. The Company’s CUSIP number remains 92934S502. The website for Crisp Momentum Inc. will be www.crisp-momentum.com.

The name change was implemented to better reflect the Company’s strategic direction and corporate identity. There has been no change to the Company’s share structure as a result of this action. The number of authorized and outstanding shares remains the same. Existing stock certificates will continue to be valid and will not require exchange.

“Our new name, Crisp Momentum Inc. reflects our mission and long-term vision to take a leading position in the fast growing market for short form media.” said Clive Ng, Chairman of the Board: “As we continue to expand and diversify our business, this change aligns our corporate identity with the value we aim to deliver to our shareholders, partners, and customers.”

About Crisp Momentum Inc.

Crisp Momentum Inc. (“Crisp”) is a US-based IP monetization company, focused on short-form content production and distribution, inspired by the Duanju genre, which originated in China as a mobile-first entertainment format, and refers to movies delivered in short bursts to mobile phones. Crisp aims to capture a large market share of the short-form audience, building sustainable revenue streams, by developing IP and leveraging connections with IP owners, celebrities, and brands. The Company is listed on the OTCID. For more information see https://crisp-momentum.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in Crisp Momentum Inc..’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Crisp Momentum Inc..’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Crisp Momentum Inc. assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor & Media Contact:

Renger van den Heuvel

CEO

renger@crisp-momentum.com

https://crisp-momentum.com